Exhibit 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

------------------------------------------

In re:

        DVI, INC.                               Chapter 11 Case Nos.
        DVI FINANCIAL SERVICES, INC.
        DVI BUSINESS CREDIT CORPORATION         03-12656-MFW
                                                03-12657-MFW
                              Debtors.          03-12658-MFW
------------------------------------------

                     THIRD REPORT OF THE LIQUIDATING TRUSTEE

            1. On December 10, 2004, (the "Effective Date"), the Liquidating Trust Agreement (the "Agreement") was executed establishing the DVI Liquidating Trust (the "Trust") in accordance with the First Amended Joint Plan of Liquidation of the Debtor dated October 8, 2004 (the "Plan"), which Plan was confirmed by order of this Court dated November 24, 2004 (the "Confirmation Order"). As set forth in the Confirmation Order and the Agreement, Dennis J. Buckley has been appointed the Trustee (the "Trustee") of the Trust.

            2. All capitalized terms in this Report not otherwise defined herein have the meanings given to them in the Plan.

            3. Pursuant to Article 7.15 of the Plan and Section 4.14 of the Agreement, the Trustee is required to file quarterly reports with the Bankruptcy Court.

            4. This Report covers the period from April 1, 2005 through and including June 30, 2005 (the "Report Period").

            5. Segregated Funds: At the beginning of the Report Period, the Trustee held the aggregate amount of $3,258,143,98 in three segregated deposit accounts to be used solely for the purposes described in the Plan and Agreement.

            a.) Litigation Fund: At the beginning of the Report Period the Trustee held the aggregate amount of $561,596.67 in the Litigation Fund. During the Report Period the Trustee made deposits of $58,679.91 for the recovery of alleged preference payments and received interest of $692.10. The Trustee made disbursements totaling $378,599.58 consisting of (i) $245,212.82 for Committee Accountants and (ii) $126,013.59 for Committee Financial Advisors Final Fee App., (iii) $4,213.00 Trust's Local Counsel, (iv) $3,160.17 claims agent for mailing of Preference Demand letters. At the end of the Report Period the Trustee held the aggregate amount of $242,369.10 in the Litigation Fund.

            b) Trust Administrative Fund: At the beginning of the Report Period the Trustee held the aggregate amount of $130,883.16 in the Trust Administrative Fund. Disbursements for the Report Period were $65,394.03 consisting of (i) $45,000.00 for Trustee fees, (ii) $1,689.03 out of pocket expenses of the Trustee, (iii) $10,500.00 US trustee fees, (iv) $4,880.00 for SEC reporting, and (v) $3,325.00 local counsel. The Trustee received $174.71 in interest. At the end of the Report Period the Trustee held the aggregate amount of $65,663.84 in the Trust Administrative Fund.

            c) Unencumbered Cash Fund: At the beginning of the Report Period the Trustee held the aggregate balance of $2,565,664.15 in the Unencumbered Cash Fund. During the Report Period deposits totaling $250,103.40 consisting of (i) $150,000.00 draw from reserve for pre effective professional fees over budget, (ii) $50,700.55 for the return of pre effective date overpayments to professionals, (iii) $45,837.00 pre effective state tax refunds, and (iv) $3,565.85 interest. Disbursements for the report period were $1,415,007.13 consisting of (i) $844,099.88 approved pre effective fees of professionals, (ii) $223,840.50 court approved administrative claims, (iii) $108,060.88 local counsel, (iv) $97,748.83 pre effective tax return preparation, (v) $73,239.00 pre effective state tax deposits, (vi) $25,866.08 pre effective SEC reporting, (vii) $23,969.30 record storage, (viii) $17,168.99 claims agent and (ix) $1,013.67 miscellaneous. At the end of the Report Period the Trustee held the aggregate amount of $1,400,760.42 in the Unencumbered Cash Fund.

At the end of the report period the aggregate cash held by the Trustee in the Segregated Funds is $1,708,793.36.

            6. Estimated Trust Assets and Liabilities as at June 30, 2005:

Insufficient information is available to estimate certain liabilities and assets of the Trust since the Debtor, Committee, and Liquidating Trustee have filed 4 Omnibus Objections to claims for which final orders have not been entered. The total Administrative and Priority claims objected to, continued and or to be objected to as at the date of the Report is in excess of $6.6 million. The resolution of the objections to claims will have a material effect on the Assets and Liabilities of the Trust. The following estimates are based on the most current information available and the Footnotes are an integral part of the Estimated Assets and Liabilities.

    Assets:

       Segregated Funds from Section 5                         $ 1,708,793.36

       Available Distribution due the Trust from
       the amount in the Collection Account
       maintained by Asset Manager pursuant to
       the Asset Management Agreement                            1,403,118.76(7)

       Preference Litigation Recoveries - as of the report
       date insufficient information is available to estimate             TBD(1)

       Litigation Recoveries -
       as of the report date insufficient
       information is available to estimate                               TBD(1)

       Net Asset Liquidation Value as estimated
       by Asset Manager. (Release Price $9,852,644
       Estimated future servicing expenses of $3,100,000)        6,752,644.00
                                                               --------------

              Estimated Total Assets                           $ 9,864,556.12
                                                               ==============

    Liabilities:

       DIP Facility as at 6/30/05

                  Principal                                    $            0
                  Interest                                                  0
                                                               --------------

                  Principal and Interest                                    0

                  DIP Additional Interest (IRR)                $ 8,005,210.30(3)

       Allowed Administrative Claims to be paid
       in the subsequent Report Period                             146,881.00(2)

       Priority Tax and other Priority Claims -                           TBD(4)

       Balance of unpaid Professional Fees from Final
       Applications submitted, and additional Post petition
       invoices received or estimated by the Trustee             3,150,000.00(5)

       Post effective invoices                                     110,400.00

       Pre effective invoices                                      120,600.00
                                                               --------------

       Estimated Total Liabilities                             $11,533,091.30
                                                               ==============

Footnotes:

(1) Preference Litigation Recoveries and Litigation Recoveries were estimated in the DVI Liquidation Analysis Pursuant to the Plan with a low to high range of $2.0 million to $4.0 million and $35.0 million to $120.0 million respectively. To date the Preference recoveries total $139,465.93. See
      Section 8 for update of Litigation.

(2) Administrative claims totaling $2,295,403.72 were filed by the Bar Date. As of the date of this report $1,677,633.64 have been settled, expunged or withdrawn and $617,770.08 have been continued in the Bankruptcy Court.

(3) On June 9, 2005 the DIP facility, Principal and Interest, excluding the DIP Additional Interest (IRR), was paid in full. Pursuant to the Second Amended and Restated Secured Super Priority DIP Credit Agreement, after the DIP facility was paid a defined allocation of any future proceeds to the Trust are to be used to pay off the DIP Additional Interest (IRR) which was $8,005,210.30 as at June 30,2005.

(4) As of the date of the Report, Priority Tax and other Priority Claims filed and not expunged or withdrawn total $6,050,546 of which $5,831,753 are Priority Tax claims as compared to $4.5 million estimated in the Liquidation Analysis included in the Confirmed Plan. The balance of approximately $220,000 Priority claims filed are in large part employee claims. Approximately $4,670,000 of the Priority claims have been objected to on the pending Omnibus Objections and $1,380,000 will be included on future objections.

(5) The unpaid Professional fees include $1,870,000 estimated post effective professional fees and expenses for the Litigation discussed in Section 8. An additional $400,000 is included for estimated legal cost of defending the former CRO and the debtor in a action filed by a former employee prior to the effective date of the Confirmed Plan.

                                   ----------

7. Pursuant to the Plan and the Asset Management Agreement the following proceeds were collected from assets liquidated during the Report Period:

                    Domestic Assets        $ 5,681,498.88

                    International Assets    14,474,431.91

                    Recovery Assets            107,978.39
                                           --------------

           Total Assets Liquidation        $20,263,909.18
                                           ==============

            As of the date of the Report the assets liquidated have produced in excess of $13.1 million more in proceeds than the release price set in the Asset Liquidation Plan.

            The Asset Manager maintained a balance of $170,565.76 after reserves in the Collection Account at the beginning of the Report Period. During the Report Period Proceeds from assets liquidation of $20,263,909.18 were deposited in the Collection Account, and $15,324,425.88 was wired to the Agent for the DIP Lender and applied to the DIP Facility loans outstanding and is reflected in the balance as at 6/30/05. Servicer Expenses and Fees for the Report Period were $2,742,957.98 offset in part by Interest of $4,479.27. The Asset Manager has disbursed $133,951.66 of collections relating to residual interest in securitization trust collected by the Secured Lender. The available Distribution Amount in the Collection Account at the end of the Report Period is $2,237,618.69 of this amount $1,403,118,76 is due to the Trust, the balance is due the Secured Lender pursuant to the DIP Credit Agreement, or reserved by the Asset manager for other claims.

            8. Litigation

                  a. Rec. III Litigation.

            Prior to confirmation, the Creditors' Committee commenced an adversary proceeding (Adv. Pro. No. 03-57446-MFW) against Rec. III, John Does Nos. 1 through 50, Nomura Credit & Capital, Inc. ("Nomura"), U.S. Bank, XL Capital Assurance Inc. ("XL"), Harris Nesbitt Corp. ("Harris Nesbitt" and, collectively with Nomura, U.S. Bank, XL, and Harris Nesbitt, the "Defendants"). The claims asserted in the adversary proceeding focus upon two separate series of notes issued by Rec. III (collectively, the "Notes"). The first series of Notes was issued to an affiliate of defendant Harris Nesbitt. The second series of Notes was sold to defendant Nomura.

            On or about December 2001, DVIBC completed a $100 million commercial paper conduit with defendant Harris Nesbitt, consisting of $92,220,000.00 in Class A Notes and $7,780,000.00 in Class B Notes (the "Series 2001-1 Notes"). Defendant XL is the insurer of the Series 2001-1 Class A Notes. By virtue of this insurance policy, all payments made by the Debtors, which resulted in payments to Harris Nesbitt on the Class A Notes, ultimately benefited XL. On or about February 28, 2003, DVIBC completed a $75 million debt facility with defendant Nomura (together with Harris Nesbitt and XL, the "SPV Noteholders"), and issued the Series 2003-1 Notes to Nomura.

            In connection with the issuance of certain of the notes, Debtor DVIBC guaranteed the payment obligation of Rec. III to the SPV Noteholders with respect to the Series 2001 Class B Note, and Debtor DVI also agreed to guarantee DVIBC's obligations as servicer of the Rec. III portfolio. Further, pursuant to the Indenture and to a Contribution and Servicing Agreement, as well as a Pledge Agreement dated December 19, 2001, DVIBC had pledged all of its ownership interest in Rec. III to U.S. Bank, as the Indenture Trustee, to secure the obligations of DVIBC and Rec. III to the SPV Noteholders.

            On February 18, 2004, the Bankruptcy Court granted the Creditors' Committee authority to prosecute this adversary proceeding and to challenge the transfers detailed below. On April 16, 2004, the Creditors' Committee filed its Amended Complaint.

            On June 10, 2004, the defendants moved to dismiss the Amended Complaint. On July 9, 2004, the Creditors' Committee filed the Memorandum of Law of the Official Committee of Unsecured Creditors in Opposition to the Defendants' Motion to Dismiss the Amended Complaint. On July 23, 2004, the Defendants filed the Defendants' Reply Memorandum Of Law In Further Support Of Their Motion To Dismiss The Amended Complaint. On June 30, 2005, the bankruptcy Court entered an order denying the motions. The parties have begun pre-trial discovery, which has included the exchange of documents and interrogatories.

            Under the schedule established by the July 3, 2004 Order Approving Stipulated Scheduling, a Stipulated Amended Scheduling Order which was approved by the Court on February 11, 2005 (the "Amended Scheduling Order"), the deadline to complete all discovery authorized by the Federal Rules of Civil Procedure was fixed and the final pre-trial conference in the adversary proceeding was to be held on presently scheduled to be held on March 6, 2006 at 9:30 a.m..

            Thereafter, the parties informally agreed to a 30-day extension of the deadlines set forth in paragraphs 1 and 2 of the Amended Scheduling Order to permit settlement discussions to take place, which have not been successful. As a consequence, the parties have stipulated and agreed to further modify the discovery and dispositive motion deadlines in paragraphs 1 and 2 of the Amended Scheduling Order as set forth below. This Second Amended Scheduling Order, however, is subject to the Court continuing the final pre-trial conference to a date between May 8, 2006 and June 8, 2006. Subject to such action by the Court, the parties have stipulated and agreed agree to the following schedule: (i) the deadline to complete all fact discovery authorized by the Federal Rules of Civil Procedure is September 16, 2005; (ii) the deadline for Plaintiff to designate any expert witness it intends to call at trial and to serve the report(s) required by Rule 26(a)(2) of the Federal Rules of Civil Procedure is September 26, 2005; (iii) the deadline for Defendants to designate any expert witness they intend to call at trial and to serve the report(s) required by Rule 26(a)(2) of the Federal Rules of Civil Procedure is October 28, 2005; (iv) the time period for depositions of expert witnesses shall commence on November 7, 2005 and shall be concluded by December 16, 2005; (v) all dispositive motions, except those under Rule 12(h)(2) or 12(h)(3) of the Federal Rules of Civil Procedure, shall be served on or before January 27, 2006 and responses to such motions shall be served on or before March 10, 2006, and reply papers shall be served on or before April 7, 2006. The parties did not amend or modify the provisions of the Scheduling Order regarding the Pre-Trial Order required by Rule 7016-1(d); seventy (70) days before the scheduled final pre-trial conference, Plaintiff shall serve on Defendants (but not file) a draft of the Pre-Trial Order required by Rule 7016-1(d) of the Local Rules of the United States Bankruptcy Court for the District of Delaware, and forty (40) days before the scheduled final pre-trial conference, Defendants shall serve on Plaintiff (but not file) a revised draft of the Pre-Trial Order, which draft shall include all of Defendants' sections of such Order (i.e., designation of witnesses (including any deposition designations) and exhibits, and a counter-statement of contentions of fact and law), proposed revisions to the common sections, and any objections to Plaintiff's designations; and, twenty-five (25) days before the scheduled final pre-trial conference, Plaintiff shall serve on Defendants (but not file) a further revised Pre-Trial Order, setting forth Plaintiff's objections, if any, to Defendants' designations and further proposed revisions to the common sections.

            b. D&O Litigation.

            By an order entered on June 9, 2004, the Bankruptcy Court also granted the Creditors' Committee authority to investigate and, if appropriate, prosecute claims against the Debtors' pre-petition officers and directors. Thereafter, the Creditors' Committee filed an action in the United States District Court for the District of Delaware against certain of the Debtors' pre-petition officers and directors, Civil Action No. 04-955 (the "D&O Action"). The Creditors' Committee's Complaint in the D&O Action asserts claims against the following individuals:

            o Michael A. O'Hanlon, formerly the CEO and President of the Debtors;

            o Steven R. Garfinkel, formerly the Executive Vice President and Chief Financial Officer of the Debtors;

            o Richard E. Miller, formerly Executive Vice President and President of DVI-FS;

            o John P. Boyle, formerly the Chief Accounting Officer and Secretary of the Debtors;

            o Anthony J. Turek,: formerly Chief Credit Officer of the Debtors;

            o Raymond D. Fear, formerly Vice President of DVI and member of the Credit Committee;

            o Gerald L. Cohn - Director since 1986, and also a member of the Credit Committee;

            o William S. Goldberg - Director since 1995;

            o John E. McHugh - Director since 1990;

            o Harry T.J. Roberts - Director since 1996; and

            o Nathan Shapiro - Director since 1995.

            The Creditors' Committee's Complaint in the D&O Action alleges that the aforementioned officer and director defendants (collectively, the "D&O Defendants") caused the Debtors' insolvency and materially exacerbated the Debtors' deepening insolvency over the course of several years, culminating in the Debtors' bankruptcy filing on the Petition Date, by, inter alia: (i) disregarding the Debtors' manifest operational, financial and reporting problems; (ii) disregarding their duties of good faith, loyalty, and care to the Debtors and their creditors; (iii) improperly expending corporate resources; and, (iv) making preferential transfers, and wrongful and fraudulent transfers, of the Debtors' assets without obtaining commensurate benefit for the Debtors.

            On December 6, 2004, the Defendants filed the following eight (8) separate motions to dismiss this action:

            1. Motion by Michael A. O'Hanlon to Dismiss Pursuant to Fed.R.Civ.P 12(b)(1) and 12(b)(6);

            2. Motion by Steven R. Garfinkel to Dismiss;

            3. Motion by Harry T.J. Roberts with Proposed Order to Dismiss Plaintiff's Complaint Pursuant to FRCP 12(b)(6);

            4. Motion by John P. Boyle and Raymond D. Fear to Dismiss the Complaint;

            5. Motion by Anthony J. Turek for an Order Dismissing Plaintiff's Complaint for Lack of Jurisdiction and for Failure to State a Claim Upon Which Relief Can Be Granted;

            6. Motion by Gerald L. Cohn to Dismiss the Complaint;

            7. Motion by Richard E. Miller to Dismiss; and,

            8. Motion by William S. Goldberg, Gerald L. Cohn and Nathan Shapiro to Dismiss Pursuant to FRCvP 12(b)(1) and 12(b)(6).

                  The Trust filed papers in opposition to each of these motions during January, 2005 and the Defendants filed their respective replies. The motions are now awaiting disposition before the Court.

                  c. Preference Litigation

                  As reported in the prior Report, on January 10, 2005 the Trustee mailed 703 preference demand letters, five settlements totaling $80,786.02 had been received and deposited. After reviewing responses to the demand letters from Recipients the Trustee selected 542 Recipients to be sent a second demand letter. The Trustee mailed the second demand letters on April 29, 2005. During the Report Period the Trustee settled 11 additional Preference demands for $58,679.91. To date from his appointment the Trustee has received and deposited $139,465.93 for the recovery of preference payments. The responses to the 2nd demand letter are being reviewed and the Trustee, with Counsel, will file Adversary Complaints for the return of Preference payments.

                                         DENNIS J. BUCKLEY, LIQUIDATING TRUSTEE

                                         By his counsel,

Dated:  July 15, 2005                    MONZACK AND MONACO, P.A.


                                         By:  /s/Francis A. Monaco, Jr.
                                              ------------------------------
                                         Francis A. Monaco, Esq. (#2078)
                                         Joseph J. Bodnar, Esq. (#2512)
                                         1201 Orange Street, Suite 400
                                         Wilmington, Delaware  19801
                                         (302) 656-8162

                                         - and -

                                         ANDERSON KILL & OLICK, P.C.
                                         Michael J. Venditto, Esq.
                                         1251 Avenue of the Americas
                                         New York, New York 10020
                                         (212) 278-1000